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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of the reference to our firm under the caption "Experts" from Amendment No. 2 to the Registration Statement (Form S-3 No. 33-93870) and related Prospectus in the Registration Statement (Form S-3, dated October 9, 1997) and related Prospectus of Pulte Corporation for the registration of $25,000,000 of its debt securities and to the incorporation by reference therein of our report dated January 21, 1997 with respect to the consolidated financial statements and schedule of Pulte Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.




                                                         ERNST & YOUNG LLP


Detroit, Michigan
October 9, 1997